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                                                                    EXHIBIT 3.2

                                     BYLAWS

                                       OF

                        GREAT XPECTATIONS MARKETING, INC.



                                    ARTICLE I

                                     OFFICES

         Section 1. The principal office shall be located in the City of Irving, County of Dallas, State of Texas.

         Section 2. The corporation may also have offices at such other places within or without the State of Texas or the State of Nevada as the Board of Directors may from time to time determine, or as the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of the shareholders shall be held at such place within or without the State of Texas or the State of Nevada as shall be specified in the notice of the meeting or in a waiver thereof.

         Section 2. An annual meeting of the shareholders, commencing in the year 1999, shall be held on December 15 of each year, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the first business day thereafter which is not a legal holiday. At such meeting the shareholders entitled to vote thereat shall elect by a majority vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders may be called: (1) by the Chairman of the Board of Directors, the President, or the Board of Directors; or (2) by the holders of at least ten percent (10%) of the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a number of shares greater than or less than ten percent (10%), in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the Articles of Incorporation. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.

         Section 4. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days


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before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder at his address as it appeared on the stock transfer books of the corporation with postage thereon prepaid.

         Section 5. Any notice required to be given to any shareholder, under any provision of Nevada Corporation Law, the Articles of Incorporation, or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Section 6. Only business within the purpose or purposes described in the notice of any special meeting of shareholders may be conducted at such special meeting.

         Section 7. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person, or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which may have been transacted at the meeting as originally notified.

         Section 8. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law or by the Articles of Incorporation.

         Section 9. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and


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the proxy is coupled with an interest.

         Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

         Section 11. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE III

                                    DIRECTORS

         Section 1. (a) The number of directors of the corporation shall be not less than one (1) nor more than nine (9). The directors shall be elected at the annual meeting of shareholders, except as provided in Sections 2, 3, 4, or 5 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Nevada or Texas or shareholders of the corporation.

                  (b) Any director may be removed with cause by the affirmative vote of the holders of a majority of the shares represented at any shareholders' meeting at which a quorum is present; provided, that the proposed removal is stated in the notice of the meeting.

                  (c) This Section 1 may not be amended in absence of a unanimous vote of the Board of Directors.

         Section 2. Any vacancy occurring in the Board of Directors shall be filled in accordance with Section 5 of this Article III or may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.



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         Section 3.  A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with Section 5 of this Article III or may be filled by the Board of Directors for a term of office continuing only until the next election of one (1) or more directors by the shareholders; provided, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of the shareholders.

         Section 4. Notwithstanding Sections 2 and 3 above, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors shall be filled in accordance with the provisions of Nevada Corporation Law.

         Section 5. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

         Section 6. The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 7. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas or the State of Nevada.

         Section 8. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, providing a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such a first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 9. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 10. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of two directors. Written notice of special meetings of


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the Board of Directors shall be given to each director at least three (3) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 11. A majority of the directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation or elsewhere in these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 12. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except as otherwise provided by law. Vacancies in the membership of any such committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         Section 13. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.


                                   ARTICLE IV

                                     NOTICES

         Section 1. Notices to directors and shareholders shall be in writing, shall specify the time and place of the meeting, and shall be delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of any laws or of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be


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equivalent to the giving of such notice.

         Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such a meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall consist of a President and a Secretary, and may include one or more Vice Presidents, a Treasurer, and a Chairman of the Board, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

         Section 2. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President and a Secretary and may choose one or more Vice Presidents and a Treasurer, none of whom need be a member of the Board, and may appoint one of their number Chairman of the Board.

         Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

                       Chairman of the Board and President

         Section 6. The Board of Directors may designate whether the Chairman of the Board, if such an officer shall have been appointed, or the President, shall be the chief executive officer of the corporation. In the absence of a contrary designation, the Chairman of the Board shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders and the Board of Directors, and shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors. The President shall have such powers and duties as usually pertain to such office, except as the


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same may be modified by the Board of Directors. If the Board of Directors shall not have appointed a Treasurer, then all the duties and powers set forth in Sections 11 through 14 of this Article V to be performed or exercised by such an officer shall be performed or exercised by the President. Unless the Board of Directors shall otherwise delegate such duties, the President shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 7. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                 Vice President

         Section 8. The Vice Presidents, if any such officers shall have been appointed, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

                                    Secretary

         Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or the signature of the Treasurer, an Assistant Secretary, or an Assistant Treasurer.

         Section 10. The Assistant Secretaries, if any such officers shall have been appointed, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability or the Secretary, perform the duties and exercise the power of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    Treasurer

         Section 11. The Treasurer, if such an officer shall have been appointed, shall have the custody of the corporate funds and


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securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 12. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

         Section 13. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 14. The Assistant Treasurers, if any such officers shall have been appointed, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                   ARTICLE VI

                             CERTIFICATE FOR SHARES

         Section 1. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the President and a Vice President, the Secretary, or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that shares are without par value.

         Section 2. The signature of the President and a Vice President, the Secretary, or an Assistant Secretary, as the case may be, upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such


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certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 4. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.


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When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 6. Distributions of cash or property (tangible or intangible) made or payable by the corporation, whether in liquidation or from earnings, profits, assets, or capital, including all distributions that were payable but not paid to the registered owner of the shares, his heirs, successors, or assigns but that are now being held in suspense by the corporation or that were paid or delivered by it into an escrow account or to a trustee or custodian, shall be payable by the corporation, escrow agent, trustee, or custodian to the person registered as owner of the shares in the corporation's stock transfer books as of the record date determined for that distribution as provided in
Section 5 of this Article VI, his heirs, successors, or assigns. The person in whose name the shares are or were registered in the stock transfer books of the corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time. Neither the corporation nor any of its officers, directors, or agents shall be under any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors, or assigns of the person, even though the person, or his heirs, successors, or assigns, may not possess a certificate for shares.

         Section 7. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive distributions or share dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada or these Bylaws.

         Section 8. When shares are registered on the books of the corporation in the names of two or more persons as joint owners with the right of survivorship, after the death of a joint owner and before the time that the corporation receives actual written notice that parties other than the surviving joint owner or owners claim an interest in the shares or any distributions thereon, the corporation may record on its books and otherwise effect the transfer of those shares to any person, firm, or corporation (including that surviving joint owner individually) and pay any distributions made in respect of those shares, in each case as if the surviving joint owner or owners were the absolute owner(s) of the shares. The corporation by permitting such a transfer by and making any distribution to such a surviving joint owner or owners before the receipt of written notice from other parties claiming an interest in those shares or distributions is discharged from all liability for the transfer or payment so made; provided, however, that the discharge of the corporation from liability and the transfer of full legal and equitable title of the shares in no way


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affects, reduces, or limits any cause of action existing in favor of any owner of an interest in those shares or distributions against the surviving owner or owners.


                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. The Board of Directors may authorize and the corporation may
(1) make distributions or (2) pay share dividends, subject to any restrictions in its Articles of Incorporation and to the limitations set forth in the Nevada Corporation Laws.

         Section 2. The Board of Directors may by resolution create a reserve or reserves out of its surplus or designate or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease, or abolish any such reserve, designation, or allocation in the same manner.

         Section 3. The Board of Directors must, when requested by the holders of at least twenty five percent (25%) of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 6. The corporate seal shall have inscribed thereon the name of the corporation and may be in such form as the Board of Directors may determine, and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                  ARTICLE VIII

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The corporation shall indemnify directors, officers, employees, and agents of the corporation to the extent required by the Nevada Corporation Laws and shall indemnify such individuals to the extent permitted by the Nevada Corporation Laws. The corporation may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Nevada Corporation Laws.






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                                   ARTICLE IX

                                   AMENDMENTS

         The Board of Directors may amend or Repeal the Bylaws of the corporation or adopt new Bylaws, unless: (1) the Articles of Incorporation or the Nevada Corporation Laws reserves the power exclusively to the shareholders in whole or in part; or (2) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt the Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.



                                      * * *



            I certify that the foregoing is a true and correct copy of the Bylaws of Great Xpectations Marketing, Inc., adopted by the Board of Directors of said corporation on the 31st day of December, 1998.


 /s/ EVERETT SPARKS
-----------------------------------
Everett Sparks, Secretary



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